                                                             EX-99.B(h)mhssacomp

            WADDELL & REED ADVISORS MUNICIPAL HIGH INCOME FUND, INC.

                                    EXHIBIT B
                                  COMPENSATION

Class A Shares

An amount payable on the first day of each month of $1.6125 for each account of the Company which was in existence during any portion of the immediately preceding month.


Class B Shares

An amount payable on the first day of each month of $1.6125 for each account of the Company which was in existence during any portion of the immediately preceding month.


Class C Shares

An amount payable on the first day of each month of $1.6125 for each account of the Company which was in existence during any portion of the immediately preceding month.


Class Y Shares

An amount payable on the first day of each month equal to 1/12 of .15 of 1% of the average daily net assets of the Class for the preceding month.


Effective September 1, 2000

                                                              EX-99.B(h)mhssafid
                                    EXHIBIT C

                                                                  Bond or
Name of Bond                                                      Policy No.        Insurer
Investment Company                                                87015100B         ICI
Blanket Bond Form                                                                   Mutual
                                                                                    Insurance
                                                                                    Company
     Fidelity                                  $23,500,000
     Audit Expense                                  50,000
     On Premises                                23,500,000
     In Transit                                 23,500,000
     Forgery or Alteration                      23,500,000
     Securities                                 23,500,000
     Counterfeit Currency                       23,500,000
     Uncollectible Items of
         Deposit                                    25,000
     Phone-Initiated Transactions               23,500,000

Directors and Officers/                                           87015100D         ICI
Errors and Omissions Liability                                                      Mutual
Insurance Form                                                                      Insurance
     Total Limit                               $15,000,000                          Company

Blanket Lost Instrument Bond (Mail Loss)                         30S100639551       Travelers


Blanket Undertaking Lost Instrument
     Waiver of Probate                                            42SUN339806       Hartford
                                                                                    Casualty
                                                                                    Insurance

                                                            EX-99.B(h)mhasaamend
                                  AMENDMENT TO
                         ACCOUNTING SERVICES AGREEMENT

THIS AMENDMENT, made as of the 1st day of September, 2000, by and between Waddell & Reed Advisors Municipal High Income Fund, Inc. (the "Fund"), a Maryland Corporation and Waddell & Reed Services Company ("Agent"), a Missouri Corporation, to amend the Accounting Services Agreement dated August 1, 1990 ("Agreement") by and between the Fund and Agent,

                                   WITNESSETH:

WHEREAS, the Fund and the Agent agree to amend and restate Section C COMPENSATION OF THE AGENT to read as follows:

C.   COMPENSATION OF THE AGENT

     The Fund agrees to pay to the Agent for its services under this Agreement, an amount payable on the first day of the month as shown in the following table pertinent to the average daily net assets of the Fund during the prior month:

         Fund's Average Daily                                          Monthly Fee
         --------------------                                          -----------
         Net Assets for the Month (Millions)
         -------------------------
         $0 to $10                                                     None
         $10 to $25                                                    $917
         $25 to $50                                                    $1,833
         $50 to $100                                                   $2,750
         $100 to$200                                                   $3,666
         $200 to $350                                                  $4,583
         $350 to $550                                                  $5,500
         $550 to $750                                                  $6,417
         $750 to $1,000                                                $7,792
         $1,000 and over                                               $9,167

In addition, for each class of shares in excess of one, the Fund pays the Agent a monthly per-class fee equal to 2.5% of the monthly base fee.

All other terms of the Agreement remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed on the date and year first above written.

                           WADDELL & REED ADVISORS
                           MUNICIPAL HIGH INCOME FUND, INC.


                           By:  /s/Kristen A. Richards
                           -----------------------------------
                           Kristen A. Richards, Vice President

ATTEST:


By: /s/Daniel C. Schulte
--------------------------------------
Daniel C. Schulte, Assistant Secretary


                           WADDELL & REED SERVICES COMPANY


                           By:  /s/Michael D. Strohm
                           ----------------------------
                           Michael D. Strohm, President


ATTEST:



By: /s/Daniel C. Schulte
--------------------------------------------
Daniel C. Schulte, Secretary